                                                       Registration No. 33-81038
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                               AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  ------------

                          MORRISON KNUDSEN CORPORATION
                 (FORMERLY WASHINGTON CONSTRUCTION GROUP, INC.)
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   33-0565601
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                      Identification No.)

         MORRISON KNUDSEN PLAZA, 720 PARK BOULEVARD, BOISE, IDAHO 83729 (Address, including zip code, of registrant's principal executive offices)

      MORRISON KNUDSEN CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN
          (Formerly named the 1994 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Morrison Knudsen Corporation).
                            (Full Title of the Plan)

                                  ------------

                                STEPHEN G. HANKS
            EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND SECRETARY
                          MORRISON KNUDSEN CORPORATION
 MORRISON KNUDSEN PLAZA, 720 PARK BOULEVARD, BOISE, IDAHO 83729; (208) 386-5000
                  (Name, address, including zip code, and telephone
                   number, including area code, of agent for service)

                                   Copies to:

                                ROBERT DEAN AVERY
                           JONES, DAY, REAVIS & POGUE
                         555 W. FIFTH STREET, SUITE 4600
                         LOS ANGELES, CALIFORNIA  90013
                                 (213) 489-3939
                                  ------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES          AMOUNT TO BE        PROPOSED MAXIMUM                PROPOSED MAXIMUM               AMOUNT OF
TO BE REGISTERED             REGISTERED (1)      OFFERING PRICE PER SHARE(2)     AGGREGATE OFFERING PRICE(2)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock of the par
value of $0.01 per share      732,402               $13.3125                      $9,750,101.60                    $2,954.58
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the antidilution provisions of the Morrison Knudsen Corporation Amended and Restated Stock Option Plan.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on July 28, 1997, within five business days prior to filing.

                         Exhibit Index Appears on Page 7

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by Morrison Knudsen Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report for the fiscal year ended November 30, 1996 on Forms 10-K and 10-K/A;

     (b) The Registrant's Quarterly Report for the fiscal quarter ended February 28, 1997 on Form 10-Q and Quarterly Report for fiscal quarter ended May 31, 1997 on Forms 10-Q and 10-Q/A;

     (c) All other reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (d) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on June 4, 1993, and all amendments and reports filed for the purpose of updating that description; and

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware empowers the Registrant to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Registrant, or is or was serving as such with respect to another entity at the request of the Registrant. The General Corporation Law of Delaware also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

     The Registrant's Bylaws provide in effect for the indemnification by the Registrant of each director and officer of the Registrant to the fullest extent permitted by applicable law.

     The Registrant has purchased a directors and officers liability insurance policy which insures, among other things, (i) the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Registrant and (ii) the Registrant to the extent that it has indemnified the directors and officers for such loss.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     4.1   The Morrison Knudsen Corporation Amended and Restated Stock Option
           Plan.

     5.1 Opinion of Jonathan M. Robertson, Associate General Counsel to the Registrant, as to the validity of securities registered hereunder, dated July 31, 1997.

     23.1  Consent of Counsel (included in Exhibit 5.1 filed herewith).

     23.2  Consent of Coopers & Lybrand L.L.P.

     23.3  Consent of KPMG Peat Marwick LLP

     24.1  Powers of Attorney.

ITEM 9.  UNDERTAKINGS

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on July 31, 1997.

                                   MORRISON KNUDSEN CORPORATION


                                   By:  /s/  R. A. Tinstman
                                      ------------------------------
                                      R.A. Tinstman
                                      President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                               TITLE
        ---------                               -----

 /s/  R. A. Tinstman         President and Chief Executive Officer and Director
------------------------           (Principal Executive Officer)
      R.A. Tinstman


 /s/ A. S. Cleberg          Executive Vice President and Chief Financial Officer
------------------------            (Principal Financial Officer)
     A. S. Cleberg

 /s/ D. L. Brigham                   Vice President and Controller
------------------------            (Principal Accounting Officer)
     D. L. Brigham


 /s/ D. H. Batchelder *                        Director
------------------------
      D.H. Batchelder

 /s/ L. R. Judd   *                            Director
------------------------
      L.R. Judd

 /s/ W. C. Langley  *                          Director
------------------------
      W.C. Langley

 /s/  R. S. Miller, Jr.  *                     Director
------------------------
      R.S. Miller, Jr.

 /s/  D. Parkinson   *                         Director
------------------------
      D. Parkinson

 /s/  T. W. Payne  *                           Director
------------------------
      T.W. Payne

/s/   J. D. Roach   *                          Director
------------------------
      J. D. Roach

                                                Director
------------------------
      D.R. Washington

     *S.G. HANKS, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated directors (constituting a majority of the directors) pursuant to powers of attorney filed with the Securities and Exchange Commission.

July 31, 1997


                         By:   /s/ Stephen G. Hanks
                            -----------------------------------------
                             Stephen G. Hanks, Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit     Exhibit
Number      Description
-------     -----------
4.1         The Morrison Knudsen Corporation Amended and Restated Stock Option
            Plan (filed as Exhibit 10.10 to the Company's Form 10-K Annual
            Report for fiscal year ended November 30, 1996, as amended, and incorporated herein by reference.)

5.1 * Opinion of Jonathan M. Robertson, Associate General Counsel to the Registrant, as to the validity of securities registered hereunder, dated July 31, 1997.

23.1 *      Consent of Counsel (included in Exhibit 5.1 filed herewith).

23.2 *      Consent of Coopers & Lybrand L.L.P.

23.3 *      Consent of KPMG Peat Marwick LLP.

24.1 *      Powers of Attorney.



--------------------
*   Filed herewith.


                                       E-1